Exhibit 10.21

9713 Key West Avenue Suite 400 Rockville, MD 20850 301.944.1700 Phone 301.944.1620 Direct 301.944.1703 Fax www.maxcyte.com December 11, 2023 Maher Masoud Re: Appointment to Chief Executive Officer and Amendment to the Severance Agreement Dear Maher: Congratulations on your appointment to the role of President and Chief Executive Officer (“CEO”) of MaxCyte, Inc. (“Company”)! This letter (the “Agreement”) confirms the agreed upon changes to your employment in light of your appointment to this position, effective as of January 1, 2024 (the “Effective Date”). Beginning on the Effective Date, as CEO, you will report directly to the Company’s Board of Directors (the “Board”). The Board also intends to appoint you as a director, which position you will hold for the duration of your role as CEO. You agree that upon the termination of your employment for any reason you will be deemed to have resigned from the Board, and from your role as an officer of the Company and from any position you hold on any committee of the Board or on any Company affiliate. You agree to promptly execute such documentation that the Board may reasonably require to confirm your resignation from those capacities. On the Effective Date, your annualized base salary will increase to $590,000, subject to applicable withholdings and deductions. Your target bonus opportunity for an annual discretionary incentive cash bonus will also increase to sixty percent (60%) of your base salary as of the Effective Date. The amount of this bonus will be determined in the sole discretion of the Board and based, in part, on your performance and the performance of the Company during the calendar year. The bonus is not earned unless you remain employed with the Company through December 31 of the applicable year, and no pro-rated amount will be paid if your employment terminates for any reason prior to December 31 of the applicable year, except as set forth in Section 3(a)(i)(1) of the Severance Agreement between you and the Company dated as of January 11, 2021 (the “Severance Agreement”), as modified and amended by this Agreement. Any annual bonus will be paid on or before March 15 of the calendar year following the year to which the bonus relates.

Subject to approval of the Board, which is expected to be on or around January 2, 2024, you will be issued an option to purchase 400,000 shares (the “Promotion Option”) of the Company’s common stock pursuant and subject to the Company’s 2022 Equity Incentive Plan (the “Plan”) and related grant agreements (together with the Plan, the “Option Documents”). The Promotion Option shall be an incentive stock option to the extent permissible under Section 422 of the Internal Revenue Code and will have an exercise price per share determined based upon the fair market value of the common stock as of the date of grant. The Promotion Option shall vest according to the following schedule: 25% will vest as of one year from the date of issuance, and the remaining 75% of the shares will then vest in equal 2.0833% installments each month thereafter over the following 36 months, subject to your continuous employment with the Company on such dates. You remain eligible to receive annual equity awards following the Effective Date, including annual equity awards granted in 2024, commensurate with your role as CEO. You will remain eligible to participate on the same basis as similarly-situated employees in the Company’s benefit plans in effect from time to time during your employment. All matters of eligibility for coverage or benefits under any benefit plan shall be determined in accordance with the provisions of such plan or policy. The Company reserves the right to change, alter, or terminate any benefit plan or policy in its sole discretion. Your employment will remain subject to the Company’s personnel policies and procedures as they may be interpreted, adopted, revised or deleted from time to time in the Company’s sole discretion. You are expected to continue to abide by Company rules and policies and the Invention, Non-Disclosure and Non-Compete Agreement you previously signed on May 15, 2017. Your employment with the Company will remain “at-will” at all times and you remain eligible for severance benefits in accordance with the terms of the Severance Agreement except as modified below: • The Change of Control Period set forth in Section 3(a)(i) is hereby amended and replaced in its entirety as follows: o “If the Triggering Event occurs on or within three (3) months prior to, or twenty-four (24) months following a Change of Control, in lieu of any further salary payments to the Executive for periods subsequent to the Date of Termination, the Company shall provide the Executive with the following:” • The severance provision set forth in Section 3(a)(i)(1) is hereby amended and replaced in its entirety as follows: o “The Company will pay to the Executive in equal monthly installments over an eighteen (18) month period (the “CIC Severance Period”) a severance amount, in cash, equal to (1) eighteen (18) months of Executive’s Annual Base Salary, subject to standard payroll deductions and withholdings, plus (2) 1.5 times Executive’s Target Bonus, subject to standard payroll deductions and withholdings. These payments will begin on the first regularly scheduled payroll date that is at least five (5) business days after the Release Effective Date, as defined below.”

• The severance provisions set forth in Section 3(a)(ii)(1) is amended and replaced in its entirety as follows: o “The Company will pay to the Executive in equal monthly installments over a twelve (12) month period (the “Non-CIC Severance Period”) a severance amount, in cash, equal to twelve (12) months of Executive’s Annual Base Salary, subject to standard payroll deductions and withholdings. These payments will begin on the first regularly scheduled payroll date that is at least five (5) business days after the Release Effective Date, as defined below.” • The COBRA provision set forth in Section 3(b) is hereby amended and replaced in its entirety as follow: o “COBRA Payments. Upon the occurrence of a Triggering Event, if the Executive timely elects continued coverage under COBRA for himself/herself and his/her covered dependents under the Company’s group health plans following the date of termination, then the Company will pay, as and when due to the insurance carrier or COBRA administrator (as applicable), the Executive’s COBRA premiums until the earliest of (A) the end of the applicable CIC Severance Period or Non-CIC Severance Period, (B) the expiration of the Executive’s eligibility for the continuation coverage under COBRA, or (C) the date when the Executive becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment (such period from the termination date through the earliest of (A) through (C), the “COBRA Payment Period”). Notwithstanding the foregoing, if at any time the Company determines, in its sole discretion, that the payment of the COBRA premiums would result in a violation of the nondiscrimination rules of Section 105(h)(2) of the Code or any statute or regulation of similar effect (including but not limited to the 2010 Patient Protection and Affordable Care Act, as amended by the 2010 Health Care and Education Reconciliation Act), then provided the Executive remains eligible for reimbursement in accordance with this Section, in lieu of providing the COBRA premiums, the Company will instead pay the Executive on the last day of each remaining month of the COBRA Payment Period, a fully-taxable cash payment equal to the COBRA premiums for that month, subject to applicable tax withholdings for the remainder of the COBRA Payment Period. If the Executive becomes eligible for coverage under another employer’s group health plan through self-employment or otherwise ceases to be eligible for COBRA during the period provided in this clause, the Executive must immediately notify the Company of such event, and all payments and obligations under this clause will cease.” • The definition of the “Severance Period” set forth in Section 8(n) is hereby deleted in its entirety. • The definition of the “Triggering Event” set forth in Section 8(p) is hereby amended and replaced in its entirety as follows:

o “‘Triggering Event’ means (i) the termination of the Executive’s employment by the Company, other than a termination for Cause, or (ii) a termination of the Executive’s employment by the Executive for Good Reason.” • The Term provision set forth in Section 2 is hereby amended and replaced in its entirety as follows: o “Term of Agreement. This Agreement shall become effective on the date hereof and shall remain in effect indefinitely thereafter. Notwithstanding the foregoing, this Agreement shall terminate upon the earlier of (i) the Date of Termination, in the event the Executive’s employment is terminated by the Company for Cause or is terminated by the Executive without Good Reason, or (ii) the expiration of any applicable CIC Severance Period or Non-CIC Severance Period.” This Agreement, together with the Severance Agreement, and Invention, Non-Disclosure and Non-Compete Agreement, sets forth the entire understanding between the parties with regard to the subject matter hereof and supersedes any prior oral discussions or written communications and agreements regarding this subject matter. This Agreement cannot be modified or amended except in writing signed by you and an authorized officer of the Company. We look forward to working with you in your new capacity! [signatures to follow on next page]

MAXCYTE, INC. ___________________________ Richard Douglas Chair, Board of Directors Accepted and Agreed to: ___________________________ Maher Masoud ___________________________ Date December 11, 2023